UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2003

INVIVO CORPORATION

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-15963	77-0115161

(Commission File Number)	(IRS Employer Identification No.)

4900 Hopyard Road, Suite 210, Pleasanton, CA	94588

(Address of principal executive offices)	(Zip code)

(925) 468-7600

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 5. Other Events and Required FD Disclosure

     Intermagnetics General Corporation and Invivo Corporation today jointly announced that, subject to regulatory approval and other customary conditions, they have signed a definitive Agreement and Plan of Merger for an all-cash transaction under which Intermagnetics will acquire all of the outstanding shares of Invivo for $22 per share. Intermagnetics expects to commence a formal tender offer within 10 business days.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 18, 2003, by and among Intermagnetics General Corporation, Magic Subsidiary Corporation, and Invivo Corporation. The Company agrees to furnish supplementally a copy of any omitted exhibit/schedule to the Commission upon request.

99.1	Press Release, dated December 18, 2003.

Item 9. Regulation FD Disclosure

     On December 18, 2003, the Company and Intermagnetics issued a joint press release announcing that the Company and Intermagnetics signed the Merger Agreement. The Company is furnishing the press release as Exhibit 99.1 to this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2003		INVIVO CORPORATION

	By:	/s/ John F. Glenn

	Name:	John F. Glenn
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 18, 2003, by and among Intermagnetics General Corporation, Magic Subsidiary Corporation, and Invivo Corporation. The Company agrees to furnish supplementally a copy of any omitted exhibit/schedule to the Commission upon request.

99.1	Press Release, dated December 18, 2003.